Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 73U2,74V1 and 74V2

The Diamond Hill Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A,where applicable
        72DD2-74U2  Class C, Class I and Class Y Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding (000's) at June 30, 2016:

			Total Income  Income	    Shares
			Distributions Distribution  Outstanding
			(000s)	      per share	    (000s)       NAV

Class A Shares
Small Cap Fund	    		-	-	    15,214	31.62
Small-Mid Cap Fund		-	-	    13,204	19.23
Mid Cap Fund	        	-	- 	    517  	11.28
Large Cap Fund			-	-	    50,676 	21.89
Select Fund			-	-	    1,828	11.51
Long-Short Fund			-	-	    20,496	23.05
Research Opportunities Fund	-	-	    222		19.42
Financial Long-Short Fund	-	-	    547		16.96
Corporate Credit Fund    	1,520   0.3140	    5,352	10.87
High Yield Fund   	 	3       0.3140	    13  	10.51

Class C Shares
Small Cap Fund	    		-	-	    1,985	28.06
Small-Mid Cap Fund		-	-	    2,268	17.87
Mid Cap Fund	        	-	-	    -   	-
Large Cap Fund			-	-	    4,177	20.84
Select Fund			-	-	    1,139	11.00
Long-Short Fund			-	-	    7,190	20.97
Research Opportunities Fund	-	-	    203		18.71
Financial Long-Short Fund	-	-	    97		15.68
Corporate Credit Fund    	671	0.2780	    2,608	10.84
High Yield Fund   	 	-	-	    -		-

Class I Shares
Small Cap Fund	    		-	-	    29,979	32.07
Small-Mid Cap Fund		-	-	    41,099      19.42
Mid Cap Fund		        -	-	    1,372       11.32
Large Cap Fund			-	-	    90,504	22.04
Select Fund			-	-	    7,780	11.55
Long-Short Fund			-	-	    140,223     23.48
Research Opportunities Fund	-	-	    1,386	19.55
Financial Long-Short Fund	-	-	    970         16.96
Corporate Credit Fund    	8,765	0.3290	    28,990 	10.84
High Yield Fund   	 	384     0.3290	    1,662	10.51

Class Y Shares
Small Cap Fund	    		-	-	    7,336	32.09
Small-Mid Cap Fund		-	-	    38,664	19.46
Mid Cap Fund			-	-	    1,323	11.35
Large Cap Fund			-	-	    22,503      22.06
Select Fund			-	-	    1,449	11.58
Long-Short Fund			-	-	    11,352	23.56
Research Opportunities Fund	-	-	    712		19.55
Financial Long-Short Fund	-	-	    -		-
Corporate Credit Fund    	530	0.3340	    1,444	10.83
High Yield Fund   	 	261     0.3330	    643 	10.51